                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 9, 1998

                        ---------------------------------

                                FRESH FOODS, INC.
             (Exact name of registrant as specified in its charter)


NORTH CAROLINA                      0-7277                      56-0945643
(State or other            (Commission File Number)             (IRS Employer
jurisdiction of                                                 Identification
incorporation)                                                  Number)

1 WSMP Drive
CLAREMONT, NORTH CAROLINA                                            28610
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (704)459-7626



Item 2.       Acquisition or Disposition of Assets.

         On June 9, 1998, Fresh Foods, Inc. ("Fresh Foods") consummated its previously reported purchase through a wholly-owned subsidiary (the "Acquisition") of substantially all of the business in Cincinnati, Ohio, and a portion of the business in Caryville, Tennessee (collectively, "Pierre"), conducted by the Pierre Foods Division of Hudson Foods, Inc. ("Hudson"), a subsidiary of Tyson Foods, Inc. ("Tyson"). As used herein, the term "Company" refers to Fresh Foods upon consummation of the Acquisition.

         Pierre is a value-added food processor focused on the foodservice and home meal replacement markets. The consideration paid by Fresh Foods for Pierre was a cash purchase price of $122.0 million and the assumption of certain of Hudson's liabilities, consisting principally of trade payables and other similar liabilities (estimated at $8.1 million in the aggregate as of February 28, 1998). The cash purchase price is subject to a post-closing adjustment with respect to the net book value of the assets.

         The $122.0 million cash purchase price of Pierre was financed by the proceeds of an institutional private placement of $115.0 million aggregate principal amount of the Company's 10 3/4% Senior Notes Due 2006 (the "Notes") and an initial borrowing under a new five-year, $75.0 million revolving bank credit facility, with availability subject to a borrowing base formula (the "Bank Facility").

         The Notes are senior unsecured obligations of the Company, unconditionally guaranteed on a senior unsecured basis by all existing subsidiaries of the Company (collectively, the "Guarantors"). Interest on the Notes is payable on June 1 and December 1 of each year, commencing December 1, 1998. The Notes will mature on June 1, 2006, unless previously redeemed, and are not subject to any sinking fund requirement. At the option of the Company, the Notes are redeemable at any time on or after June 1, 2002 at a redemption price commencing at 105.375% of principal amount, declining to 102.688% of principal amount at June 1, 2003 and declining further to par at June 1, 2004. Prior to June 1, 2001, the Company, at its option, may redeem in the aggregate up to 35.0% of the original principal amount of the Notes, at 110.75% of the aggregate principal amount so redeemed, with the net cash proceeds of one or more qualified public equity offerings.

         The Bank Facility is an arrangement with a syndicate of financial institutions for whom First Union Commercial Corporation is acting as Administrative Agent. It provides for a revolving line of credit under which the Company may borrow up to an amount (including standby letters of credit up to $2.5 million) equal to the lesser of $75.0 million or a borrowing base (comprised of eligible accounts receivable, inventory, machinery and equipment and real property). Borrowings under the Bank Facility bear interest at an annual rate, at the Company's option, equal to the "Basic Rate" (as defined therein) or the "Eurodollar Rate" (as defined therein), plus a margin that varies based upon a leverage ratio set forth therein. Such margin ranges from 0.125% to 1.125%, in the case of a Base Rate loan, and from 1.125% to 2.625%, in the case of a Eurodollar Rate loan. The Company's obligations under the Bank Facility are secured by a first priority security interest in substantially all of the personal property of the Company and its subsidiaries, including a pledge of the stock of each subsidiary, together with all real property included in the borrowing base.

         The Acquisition, the establishment of the Bank Facility and the offer, issuance and sale of the Notes (the "Initial Notes Offering") are sometimes referred to herein collectively as the "Transactions."


Item 7.         Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired. Following herewith are the audited statements of Pierre as of September 27, 1997 and September 26, 1996 and for each of the three years in the period ended September 27, 1997:

                          INDEPENDENT AUDITORS' REPORT

To the Management of
Pierre Foods Division of Hudson Foods, Inc.:

     We have audited the accompanying statements of certain assets and liabilities of Pierre Foods Division of Hudson Foods, Inc. ("Pierre") as of September 27, 1997 and September 28, 1996, and the related statements of revenues and expenses for each of the periods ended September 27, 1997, September 28, 1996 and September 30, 1995 (collectively, the "statements"). These statements are the responsibility of Pierre's management. Our responsibility is to express an opinion on the statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

     The assets, liabilities and operations covered by the statements referred to above are a part of Hudson Foods, Inc. and have no separate legal status or existence. As described in Note 1, these statements have been prepared from Pierre's financial statement records and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by Pierre on a stand-alone basis.

     In our opinion, the statements referred to above present fairly, in all material respects, the certain assets and liabilities of Pierre as of September 27, 1997 and September 28, 1996, and its revenues and expenses for each of the periods ended September 27, 1997, September 28, 1996 and September 30, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2, the accompanying statements do not include provisions for income tax expense or benefit or related payables, receivables or deferrals.

DELOITTE & TOUCHE LLP



Cincinnati, Ohio
May 1, 1998

                   PIERRE FOODS (A BUSINESS OF HUDSON FOODS)

                  STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
AS OF SEPTEMBER 28, 1996 AND SEPTEMBER 27, 1997 AND UNAUDITED AS OF FEBRUARY 28,
                                      1998

                                                        SEPTEMBER 28,   SEPTEMBER 27,   FEBRUARY 28,
                                                            1996            1997            1998
                                                        -------------   -------------   ------------
                                                                                        (UNAUDITED)
                                               ASSETS
CURRENT ASSETS:
  Cash................................................   $ 1,162,496     $ 1,237,000    $ 1,219,476
  Accounts receivable, net of allowance for doubtful
     accounts: $319,500 in 1996, $469,175 in 1997 and
     $382,302 in 1998.................................    11,499,176      13,796,597     10,487,799
  Inventories (Notes 2, 3)............................    20,488,073      18,152,960     21,913,890
  Prepaid expenses and other current assets...........        39,765          31,520         16,199
                                                         -----------     -----------    -----------
          Total current assets........................    33,189,510      33,218,077     33,637,364
PROPERTY, PLANT AND EQUIPMENT, net (Notes 2, 4).......    26,498,589      24,686,709     24,776,234
                                                         -----------     -----------    -----------
TOTAL ASSETS..........................................    59,688,099      57,904,786     58,413,598
                                                         -----------     -----------    -----------

                                     LIABILITIES AND NET ASSETS
CURRENT LIABILITIES:
  Trade accounts payable..............................     5,543,658       6,619,211      4,221,822
  Accrued payroll, bonuses and other compensation.....     1,527,477       1,610,195        946,378
  Accrued marketing and advertising...................       784,137       1,282,075      1,763,614
  Accrued workers compensation........................       542,000         765,000        815,000
  Other accrued liabilities...........................       110,778          86,972        314,479
                                                         -----------     -----------    -----------
          Total current liabilities...................     8,508,050      10,363,453      8,061,293
                                                         -----------     -----------    -----------
COMMITMENTS AND CONTINGENCIES (Note 5)
NET ASSETS............................................   $51,180,049     $47,541,333    $50,352,305
                                                         ===========     ===========    ===========

 See notes to statements of certain assets and liabilities and of revenues and expenses.

                   PIERRE FOODS (A BUSINESS OF HUDSON FOODS)

                      STATEMENTS OF REVENUES AND EXPENSES
  FOR THE YEARS ENDED SEPTEMBER 30, 1995, SEPTEMBER 28, 1996 AND SEPTEMBER 27,
                                      1997
  AND UNAUDITED FOR THE FIVE MONTHS ENDED MARCH 1, 1997 AND FEBRUARY 28, 1998

                                                                                   FIVE MONTHS ENDED
                                                                               --------------------------
                               SEPTEMBER 30,   SEPTEMBER 28,   SEPTEMBER 27,    MARCH 1,     FEBRUARY 28,
                                   1995            1996            1997           1997           1998
                               -------------   -------------   -------------   -----------   ------------
                                                                               (UNAUDITED)   (UNAUDITED)
REVENUES.....................  $148,572,219    $136,632,797    $149,349,685    $64,589,645   $64,686,488
COST OF GOODS SOLD...........    85,384,322      86,672,845      96,474,057     42,479,935    40,160,878
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES....    36,832,427      34,472,587      40,282,206     17,269,506    17,333,527
DEPRECIATION.................     4,407,170       4,467,491       4,319,906      1,832,326     1,851,747
                               ------------    ------------    ------------    -----------   -----------
EXCESS OF REVENUES OVER
  EXPENSES BEFORE CORPORATE
  CHARGE.....................    21,948,300      11,019,874       8,273,516      3,007,878     5,340,336
CORPORATE CHARGE (Note 7)....     5,152,721       4,747,727       4,699,222      2,049,262     2,113,351
                               ------------    ------------    ------------    -----------   -----------
EXCESS OF REVENUES OVER
  EXPENSES BEFORE INCOME
  TAXES......................  $ 16,795,579    $  6,272,147    $  3,574,294    $   958,616   $ 3,226,985
                               ============    ============    ============    ===========   ===========
PRO FORMA PROVISION FOR
  INCOME TAXES (Note 2)......                                  $  1,475,000                  $ 1,304,000
                                                               ============                  ===========
PRO FORMA NET EXCESS OF
  REVENUES OVER EXPENSES
  (Note 2)...................                                  $  2,099,094                  $ 1,922,985
                                                               ============                  ===========

 See notes to statements of certain assets and liabilities and of revenues and expenses.

                   PIERRE FOODS (A BUSINESS OF HUDSON FOODS)

                   NOTES TO STATEMENTS OF CERTAIN ASSETS AND
              LIABILITIES AND STATEMENTS OF REVENUES AND EXPENSES

1.  BASIS OF PRESENTATION

     On April 10, 1998, Hudson Foods, Inc. ("Hudson") (a wholly-owned subsidiary of Tyson Foods, Inc. ("Tyson")) announced its plans to sell certain assets and the related business of the Pierre Foods Division of Hudson to Fresh Foods, Inc. ("Fresh Foods"). Such assets and related business are referred to herein as "Pierre" or the "Pierre Business." Pierre is an unincorporated business of Hudson, which merged with Tyson in January 1998. The historical basis in assets and liabilities of Pierre have been carried over. Pierre primarily processes and markets beef, pork and poultry products which are sold domestically in five primary markets: schools, foodservice, vending, club stores and convenience stores. Pierre's products are also sold internationally to wholesalers primarily in Canada. The accompanying statements present the assets and liabilities of the Pierre Business that Hudson intends to sell on or before June 19, 1998 to Fresh Foods and related revenues and expenses for the periods presented.

     Hudson does not account for the Pierre Business as a separate entity. The statements have been prepared from Pierre's financial statement records and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by Pierre on a stand-alone basis.

     The statements of certain assets and liabilities and statements of revenues and expenses are presented in the accompanying statements in accordance with generally accepted accounting principles. The unaudited statements of certain assets and liabilities as of February 28, 1998 and statements of revenues and expenses for the five-month periods ended March 1, 1997 and February 28, 1998 have been prepared on substantially the same basis as the audited financial statements, and contain all adjustments, consisting only of normal recurring adjustments, necessary for a consistent presentation of the financial information for such periods. Revenues and expenses for interim periods are not necessarily indicative of results to be expected for an entire year.

2.  SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition. Revenue from the sale of products is recognized at the time the products are shipped.

     Use of Estimates. The preparation of the statements of certain assets and liabilities and statements of operations in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's best knowledge of current events and actions Pierre may undertake in the future, actual results could differ from those estimates.

     Concentrations of Credit Risk. Financial instruments which subject Pierre to concentrations of credit risk consist primarily of trade receivables from large domestic companies. Pierre generally does not require collateral from its customers. Such credit risk is considered by management to be limited due to Pierre's broad customer base.

     Inventories. Inventories are stated at the lower of cost (first-in, first-out method) or market, net of applicable allowances. Inventory cost includes the cost of raw materials and all applicable costs of processing.

     Property, Plant and Equipment. Property, plant and equipment are stated at cost. When assets are sold or retired, the costs of the assets and the related accumulated depreciation are removed from the accounts and the resulting gains or losses are recognized as other income. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                   PIERRE FOODS (A BUSINESS OF HUDSON FOODS)

                   NOTES TO STATEMENTS OF CERTAIN ASSETS AND
       LIABILITIES AND STATEMENTS OF REVENUES AND EXPENSES -- (CONTINUED)

     In 1997, Pierre adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." Under the pronouncement, the carrying value of property, plant and equipment is reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Assets determined to be impaired based on estimated future net cash flows are reduced to estimated fair value.

     New Accounting Standard. In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." This standard establishes standards of reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement will be effective for Pierre's fiscal year ending October 2, 1999, and Pierre does not intend to adopt this statement prior to the effective date. Had Pierre early adopted this statement, comprehensive income for the years ended September 27, 1997, September 28, 1996 and September 30, 1995, respectively, would not have differed materially from reported net earnings.

     Income Taxes. The operations of Pierre are included in the consolidated United States federal, state, local and non-United States income tax returns of Hudson. Hudson did not allocate specific tax liabilities to Pierre. The accompanying statements do not include provisions for such income taxes or related payables, receivables or deferrals.

     The pro forma provision for income taxes and the pro forma net excess of revenues over expenses for the year ended September 27, 1997 and the five months ended February 28, 1998 reflect amounts that would have been recorded had Pierre's income been taxed for federal and state purposes as if it were a stand alone corporation.

     Fiscal Year. Pierre utilizes a 52-53 week accounting period, which ends on the Saturday closest to September 30.

     Marketing, Advertising and Promotional Allowances. Pierre expenses such costs in the period incurred. Expenses amounted to approximately $7,400,000, $6,100,000 and $7,430,000 for fiscal years 1997, 1996 and 1995, respectively.

3.  INVENTORIES

     Inventories consist of the following:

                                                  SEPTEMBER 28,   SEPTEMBER 27,   FEBRUARY 28,
                                                      1996            1997            1998
                                                  -------------   -------------   ------------
                                                                                  (UNAUDITED)
Raw materials and work in process...............   $ 2,601,539     $ 2,896,084    $ 2,464,681
Packaging and other.............................     1,507,660       1,419,253      1,428,740
Finished products...............................    16,378,874      13,837,623     18,020,469
                                                   -----------     -----------    -----------
Total...........................................   $20,488,073     $18,152,960    $21,913,890
                                                   ===========     ===========    ===========

                   PIERRE FOODS (A BUSINESS OF HUDSON FOODS)

                   NOTES TO STATEMENTS OF CERTAIN ASSETS AND
       LIABILITIES AND STATEMENTS OF REVENUES AND EXPENSES -- (CONTINUED)

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is comprised of the following:

                                                  SEPTEMBER 28,   SEPTEMBER 27,   FEBRUARY 28,
                                                      1996            1997            1998
                                                  -------------   -------------   ------------
                                                                                  (UNAUDITED)
Land............................................   $ 1,274,789     $ 1,274,789    $ 1,274,789
Buildings and improvements......................    17,484,369      17,619,327     17,719,174
Machinery and equipment.........................    28,185,256      29,656,305     31,664,808
Construction in progress........................       158,577       1,193,924      1,028,978
                                                   -----------     -----------    -----------
Total...........................................    47,102,991      49,744,345     51,687,749
Less accumulated depreciation...................    20,604,402      25,057,636     26,911,515
                                                   -----------     -----------    -----------
Property, plant and equipment, net..............   $26,498,589     $24,686,709    $24,776,234
                                                   ===========     ===========    ===========

5.  COMMITMENTS AND CONTINGENCIES

     Pierre leases transportation and delivery equipment, processing equipment and distribution facilities under operating leases. Management expects that in the normal course of business, the leases will be renewed or replaced by other leases or property acquisitions.

     Total rental expense was approximately $1,066,000 in 1997; $986,000 in 1996; and $866,000 in 1995.

     At September 27, 1997, future minimum rental payments required under leases that have initial or remaining noncancellable terms in excess of one year are approximately $305,000 in 1998. Effective with the purchase of Hudson by Tyson in January 1998, all items used for the manufacturing process which were under operating leases were purchased by Tyson, thus removing any significant operating lease liability from Pierre.

     Pierre is involved in litigation incidental to its business. Such litigation is not considered by management to be significant.

6.  EMPLOYEE BENEFITS

     Hudson's 1990 Employee Stock Purchase Plan (the "Purchase Plan") made available to eligible employees a means of purchasing up to 1,500,000 shares of Hudson's common stock at current market prices. Under the terms of the Purchase Plan, Hudson contributed, annually, cash or Class A stock equal in value to 15% of the undistributed total of participants' contributions for the past ten years. All full-time employees of Hudson (except those owning 10% or more of Hudson's Class A stock) were eligible to participate in the Purchase Plan. The Purchase Plan was discontinued after the acquisition of Hudson by Tyson.

     Hudson provides a 401(k) Plan which includes a matching of 50% of contributions not exceeding 4% of each participant's salary. Pierre's contribution was approximately $409,000, $372,000 and $323,000 in fiscal year 1997, 1996 and 1995, respectively.

     Self-insurance costs for workers' compensation are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not yet reported.

7.  RELATED PARTY TRANSACTIONS

     Pierre is part of Hudson's vertically integrated business of producing chicken and turkey products, including the breeding, hatching, growing, processing and packaging of those product lines. In addition, Hudson processes beef and pork products. As part of the production process, Pierre received and shipped

                   PIERRE FOODS (A BUSINESS OF HUDSON FOODS)

                   NOTES TO STATEMENTS OF CERTAIN ASSETS AND
       LIABILITIES AND STATEMENTS OF REVENUES AND EXPENSES -- (CONTINUED)

product among the various Hudson plants. In conjunction therewith, the Pierre Business' costs include purchases from other Hudson plants; however, the amounts are not determinable. Included in revenues in the accompanying statements of revenues and expenses are revenues to other Hudson plants of approximately $9,300,000, $10,100,000 and $9,200,000 in fiscal 1997, 1996 and 1995, respectively.

     Hudson directly charges research and development, leases, depreciation, insurance, employee benefits and other miscellaneous services to Pierre. In the statements of revenues and expenses, these direct costs are included in costs of goods sold, selling, general and administrative and depreciation, as appropriate. In the opinion of management, such direct expenses are reasonable to cover the services provided to Pierre.

     In addition, Hudson charges Pierre an amount which is based primarily on 9.5% times the book value of accounts receivable, inventory, property, plant and equipment and other assets, less accounts payable, plus certain corporate sales. This amount is reflected as "Corporate Charge" in the statement of revenues and expenses.

     All services provided to or received from other Hudson divisions are transferred at cost, with no intercompany profit or loss being recognized between the divisions. Pierre has historically carried an intercompany payable for the net services, property and products received from various other Hudson facilities. Net payables for these intercompany transactions, which are not included in the statements of certain assets and liabilities, were as follows for the period ended:

                                                              INTERCOMPANY
                                                                PAYABLE
                                                                BALANCE
                                                              ------------
September 30, 1995..........................................  $23,580,188
September 28, 1996..........................................  $16,733,084
September 27, 1997..........................................  $10,963,072
February 28, 1998 (unaudited)...............................  $ 7,670,512
March 1, 1997 (unaudited)...................................  $14,606,335

8.  SUBSEQUENT EVENT

     On April 10, 1998, Hudson entered into an Asset Purchase Agreement (the "Agreement") with a wholly-owned subsidiary of Fresh Foods, Inc. ("Fresh Foods") whereby Fresh Foods will purchase substantially all of the assets of Pierre for $122,000,000. The Agreement provides for a closing date of this transaction on or before June 19, 1998.

     Pierre and Fresh Foods have an existing business relationship whereby product is shipped from Pierre to Fresh Foods for further manufacturing process. Such transactions are recorded by Pierre as a transfer of inventory and are not reflected in gross sales. The product is then shipped back to Pierre for ultimate sale to a third party. Related payments to Fresh Foods are reflected in cost of goods sold. Total amounts paid to Fresh Foods which are included in cost of goods sold were $17,510,338, $15,421,856 and $13,458,921 for fiscal 1997,
1996 and 1995, respectively. Net payables to Fresh Foods were $589,561, $148,096 and $82,418 for fiscal 1997, 1996 and 1995, respectively.

         (b) Pro Forma Financial Information. Following herewith is an Unaudited Pro Forma Combined Statement of Operations of the Company for the twelve months ended February 27, 1998 (giving effect to the Transactions as if they had occurred on March 1, 1997) and an Unaudited Pro Forma Combined Balance Sheet of the Company as of February 27, 1998 (giving effect to the Transactions as if they had occurred on February 27, 1998):

     The Acquisition will be accounted for using the purchase method of accounting. The total cost of the Acquisition has been preliminarily allocated to the acquired assets and assumed liabilities on the assumption that the historical amounts of assets and liabilities recorded in the accompanying pro forma financial information approximate their respective fair values. The actual allocation of purchase cost, however, and the resulting effect on income may differ from the pro forma amounts included herein.

     The pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of what the Company's financial position or results of operations would have been had the Transactions occurred as of the above-referenced dates or of the financial position or results that may be reported by the Company in the future. Not included in the accompanying pro forma financial information are the effects of certain cost reductions and operating efficiencies expected to result from the Acquisition.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED FEBRUARY 27, 1998

                                HISTORICAL                             PRO FORMA         PRO FORMA
                            -------------------      PRO FORMA      ADJUSTMENTS FOR   ADJUSTMENTS FOR
                             FRESH                ADJUSTMENTS FOR    THE SAGEBRUSH      THE INITIAL
                             FOODS      PIERRE    THE ACQUISITION     ACQUISITION     NOTES OFFERING     TOTAL
                            --------   --------   ---------------   ---------------   ---------------   --------
                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Revenues..................  $158,412   $149,447      $(38,589)(1)                                       $269,269
Cost of goods sold........    93,018     94,155       (38,507)(1)                                        148,666
Restaurant operating
  expenses................    39,796                                                                      39,796
Selling, general and
  administrative
  expenses................    15,593     40,346            66(2)       $ (1,956)(3)                       54,049
Depreciation and
  amortization............     5,004      4,339         2,913(4)                                          12,256
Corporate charge..........                4,763        (4,763)(5)
                            --------   --------      --------          --------          --------       --------
Operating income..........     5,001      5,843         1,702             1,956                           14,502
Interest expense..........     1,762                                                     $ 14,942(6)      15,693
                                                                                              659(7)
                                                                                           (1,670)(8)
Other income (expense)....       739                                                                         739
                            --------   --------      --------          --------          --------       --------
Net earnings (loss) before
  income taxes............     3,978      5,843         1,702             1,956           (13,931)          (452)
Provision (benefit) for
  income taxes............     1,728                      664(9)            321(9)         (5,433)(9)       (442)
                                                        2,278(10)
                            --------   --------      --------          --------          --------       --------
Net earnings (loss).......  $  2,250   $  5,843      $ (1,240)         $  1,635          $ (8,498)      $    (10)
                            ========   ========      ========          ========          ========       ========
EARNINGS PER SHARE:(11)
  Basic...................  $   0.40                                                                    $   0.00
                            ========                                                                    ========
  Diluted.................  $   0.37                                                                    $   0.00
                            ========                                                                    ========
WEIGHTED AVERAGE
  SHARES:(11)
  Basic...................     5,654                                                                       5,654
                            ========                                                                    ========
  Diluted.................     6,117                                                                       6,117
                            ========                                                                    ========
OTHER DATA:
Capital expenditures.................................................................................   $ 13,833
Pro Forma EBITDA(12).................................................................................     27,497
Adjusted Pro Forma EBITDA(13)........................................................................     30,002
Cash interest expense................................................................................     15,034
Ratio of total debt to Adjusted Pro Forma EBITDA(13).................................................       4.98x
Ratio of Adjusted Pro Forma EBITDA to cash interest expense..........................................       2.00x

---------------

 (1) Reflects the elimination of transactions between Fresh Foods and Pierre during the twelve months ended February 27, 1998.
 (2) Reflects increases in salaries to be paid to two executive officers of Pierre following the Acquisition.
 (3) Represents the nonrecurring transaction expenses incurred relative to Fresh Foods' acquisition of Sagebrush, Inc. in January 1998.
 (4) Reflects the amortization of estimated goodwill generated from the Acquisition over 25 years. The amount of goodwill and the corresponding amortization actually recorded may ultimately differ from these amounts, depending upon the actual fair value of net assets acquired upon consummation of the Acquisition.
 (5) Reflects the elimination of corporate charge for the twelve months ended February 27, 1998. Corporate charge represents a charge to Pierre by Hudson based primarily on 9.5% times the book value of accounts receivable, inventory, property, plant and equipment and other assets, less accounts payable, plus certain corporate sales. See Note 7 to Pierre's financial statements.
 (6) Reflects the increase in interest expense associated with the Transactions. The effective interest rates used were 10.75% with respect to the Initial Notes ($115.0 million) and 7.775% with respect to the Bank Facility ($33.2 million). The Bank Facility bears a variable interest rate; the effect on net earnings (loss) before income taxes of a 1/8 percentage variance in the interest rate would be $41,430.
 (7) Reflects the amortization of debt issuance costs on the assumed borrowings made pursuant to the Initial Notes and the Bank Facility.
 (8) Reflects the elimination of interest expense on $19.7 million of Fresh Foods debt repaid with proceeds from the Initial Notes Offering and borrowings under the Bank Facility.
 (9) Reflects the net change in the provision (benefit) for income taxes resulting from the adjustments to earnings (loss) before income taxes.
(10) Represents a pro forma tax provision on Pierre's historical excess of revenues over expenses before income taxes at an estimated effective rate of 39%.
(11) See Note 2 to Fresh Foods' consolidated financial statements for an explanation of the calculation of earnings per share and the weighted average number of shares used in such calculation.
(12) EBITDA consists of earnings before income taxes, interest expense, depreciation and amortization. Corporate charge represents a $4.8 million charge to Pierre by Hudson based primarily on 9.5% times the book value of accounts receivable, inventory, property, plant and equipment and other assets, less accounts payable, plus certain corporate sales. See Note 7 to Pierre's financial statements. EBITDA before corporate charge is presented because the Company believes that it is an appropriate financial indicator of the Company's ability to service and/or incur indebtedness; however, EBITDA before corporate charge should not be considered as an alternative to net earnings as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles. Pro Forma EBITDA is calculated as follows:

                                                              TWELVE MONTHS ENDED
                                                               FEBRUARY 27, 1998
                                                              -------------------
                                                                (IN THOUSANDS)
EBITDA before corporate charge..............................        $25,689
Pro forma adjustments:
  Nonrecurring merger expenses(a)...........................          1,956
  Elimination of intercompany profit in inventory(b)........            (82)
  Executive officer salary increases(c).....................            (66)
                                                                    -------
          Total pro forma adjustments.......................          1,808
                                                                    -------
Pro Forma EBITDA............................................        $27,497
                                                                    =======

      (a) Represents nonrecurring costs incurred by Fresh Foods during fiscal 1998 related to its acquisition of Sagebrush, Inc.
      (b) Represents elimination of intercompany profit recorded during fiscal 1998 from transactions between Fresh Foods and Pierre.
      (c) Reflects increases in salaries to be paid to two executive officers of Pierre following the Acquisition.

(13) Adjusted Pro Forma EBITDA consists of Pro Forma EBITDA subject to an additional adjustment believed by the Company to be relevant to evaluating its future operating performance. Such adjustment, which reflects the estimated impact of personnel reductions (net of severance payments) at Pierre realized as of April 30, 1998, is based on estimates and assumptions made and believed to be reasonable by the Company. There can be no assurance that the estimated impact of these personnel reductions will be realized or sustainable in the future. The following calculation should not be viewed as indicative of actual or future results.

                                                              TWELVE MONTHS ENDED
                                                               FEBRUARY 27, 1998
                                                              -------------------
                                                                (IN THOUSANDS)
Pro Forma EBITDA............................................        $27,497
Personnel reductions (net of severance payments)............          2,505
                                                                    -------
     Adjusted Pro Forma EBITDA..............................        $30,002
                                                                    =======

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF FEBRUARY 27, 1998

                                        HISTORICAL            PRO FORMA            PRO FORMA
                                  ----------------------   ADJUSTMENTS FOR    ADJUSTMENTS FOR THE
                                  FRESH FOODS    PIERRE    THE ACQUISITION   INITIAL NOTES OFFERING    TOTAL
                                  ------------   -------   ---------------   ----------------------   --------
                                                                 (IN THOUSANDS)
ASSETS
Current assets:
Cash and cash equivalents.......    $ 2,818      $ 1,219      $(122,994)(1)         $148,173(2)       $  4,037
                                                                                     (19,732)(3)
                                                                                      (4,697)(4)
                                                                                        (750)(5)
Marketable equity securities....        207                                                                207
Accounts receivable, net........      5,205       10,488                                                15,693
Notes receivable -- current,
  net...........................      1,151                                                              1,151
Inventories.....................      7,361       21,914           (446)(6)                             28,829
Income taxes refundable.........        872                                                                872
Deferred income taxes...........        425                                                                425
Prepaid expenses and other
  current assets................        269           16                                                   285
                                    -------      -------      ---------             --------          --------
Total current assets............     18,308       33,637       (123,440)             122,994            51,499
Property, plant and equipment,
  net...........................     45,024       24,776                                                69,800
Other assets:
Properties held for sale........      1,681                                                              1,681
Intangible assets, net..........      3,736                      72,818(1)             4,697(4)         81,251
Notes receivable................      1,886                                                              1,886
Deferred income taxes...........        685                                                                685
Other...........................        336                                                                336
                                    -------      -------      ---------             --------          --------
Total other assets..............      8,324           --         72,818                4,697            85,839
                                    -------      -------      ---------             --------          --------
Total assets....................    $71,656      $58,413      $ (50,622)            $127,691          $207,138
                                    =======      =======      =========             ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable -- banks..........    $ 5,105                                         $ (5,105)(3)
Current installments of
  long-term debt................      2,189                                           (1,843)(3)      $    346
Trade accounts payable..........      6,606      $ 4,222                                                10,828
Other accrued liabilities.......      4,905        3,839                                (277)(5)         8,467
                                    -------      -------      ---------             --------          --------
Total current liabilities.......     18,805        8,061                              (7,225)           19,641
Long-term debt..................     13,624                                          148,173(2)        149,013
                                                                                     (12,784)(3)
Shareholders' equity:
Common stock....................      5,899                                                              5,899
Capital in excess of par
  value.........................     23,647                                                             23,647
Retained earnings...............      9,662       50,352           (446)(6)             (473)(5)         8,919
                                                                (50,176)(1)
Unrealized gain on securities
  available for sale............         19                                                                 19
                                    -------      -------      ---------             --------          --------
Total shareholders' equity......     39,227       50,352        (50,622)                (473)           38,484
                                    -------      -------      ---------             --------          --------
Total liabilities and
  shareholders' equity..........    $71,656      $58,413      $ (50,622)            $127,691          $207,138
                                    =======      =======      =========             ========          ========

---------------

(1) Reflects the preliminary allocation of the purchase price of Pierre based on the estimated fair value of the net assets acquired. This assumes that the historical amounts of assets and liabilities recorded by Pierre as of February 27, 1998 represent their fair values at that date. The amount of goodwill and the corresponding amortization actually recorded may ultimately differ from these amounts, depending upon the actual fair value of net assets acquired upon consummation of the Acquisition. The estimated purchase price allocation consists of the following (in thousands):

Purchase price of Pierre....................................  $122,000
Direct costs of the Acquisition.............................       994
                                                              --------
                                                               122,994
Less estimated fair value of net assets acquired............    50,176
                                                              --------
Excess of purchase price over fair value of net assets
  acquired..................................................  $ 72,818
                                                              ========

(2) Reflects the proceeds of the Initial Notes Offering and the initial borrowing under the Bank Facility to finance the Acquisition and repay existing indebtedness.
(3) Reflects the repayment of Fresh Foods indebtedness made with proceeds of the Initial Notes Offering and the initial borrowing under the Bank Facility.
(4) Reflects debt issuance costs related to the Initial Notes Offering and the Bank Facility.
(5) Reflects bonuses to be paid to Messrs. Richardson and Clark upon consummation of the Acquisition.
(6) Reflects the elimination of profit in ending inventory resulting from sales between Fresh Foods and Pierre through February 27, 1998.

         (c)  Exhibits.


Exhibit No.                Description
2.1                        Asset Purchase Agreement dated as of April 10, 1998
                           between Fresh Foods of North Carolina, LLC and Hudson
                           (schedules and exhibits omitted) (incorporated by
                           reference to Exhibit 2.1 to Fresh Foods' Current
                           Report on Form 8-K dated May 13, 1998)


4.1                        Note Purchase Agreement dated June 4, 1998 among the
                           Company, the Guarantors and First Union Capital
                           Markets, a division of Wheat First Securities, Inc., and BancAmerica Robertson Stephens (together, the
                           "Initial Purchasers")

4.2 Indenture dated as of June 9, 1998 among the Company, the Guarantors and State Street Bank and Trust
                           Company, Trustee

4.3 Registration Rights Agreement dated June 9, 1998 among the Company, the Guarantors and the Initial
                           Purchasers

23.1                       Consent of Deloitte & Touche LLP

99.1                       Credit Agreement dated as of June 9, 1998 among the
                           Company, the Guarantors, First Union Commercial
                           Corporation ("FUCC"), as Agent and a Lender, and NationsBank, N.A., American National Bank and Trust
                           Company of Chicago and National City Commercial
                           Finance, Inc., as Lenders

99.2                       Security Agreement dated as of June 9, 1998 among the
                           Company, the Guarantors and FUCC, as Agent

99.3                       Pledge Agreement dated as of June 9, 1998 among the
                           Company, the Guarantors and FUCC, as Agent

99.4                       Press release of the Company dated June 9, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FRESH FOODS, INC.


                                      /s/ JAMES E. HARRIS
                                      --------------------------------
                                      JAMES E. HARRIS
                                      Executive Vice President,
                                      Chief Financial Officer,
                                      Treasurer and Secretary


June 24, 1998

                               Fresh Foods, Inc.
                            Exhibit Index to Form 8-K


Exhibit No.                Description
2.1                        Asset Purchase Agreement dated as of April 10, 1998
                           between Fresh Foods of North Carolina, LLC and Hudson
                           (schedules and exhibits omitted) (incorporated by
                           reference to Exhibit 2.1 to Fresh Foods' Current
                           Report on Form 8-K dated May 13, 1998)


4.1                        Note Purchase Agreement dated June 4, 1998 among the
                           Company, the Guarantors and First Union Capital
                           Markets, a division of Wheat First Securities, Inc., and BancAmerica Robertson Stephens (together, the
                           "Initial Purchasers")

4.2 Indenture dated as of June 9, 1998 among the Company, the Guarantors and State Street Bank and Trust
                           Company, Trustee

4.3 Registration Rights Agreement dated June 9, 1998 among the Company, the Guarantors and the Initial
                           Purchasers

23.1                       Consent of Deloitte & Touche LLP

99.1                       Credit Agreement dated as of June 9, 1998 among the
                           Company, the Guarantors, First Union Commercial
                           Corporation ("FUCC"), as Agent and a Lender, and NationsBank, N.A., American National Bank and Trust
                           Company of Chicago and National City Commercial
                           Finance, Inc., as Lenders

99.2                       Security Agreement dated as of June 9, 1998 among the
                           Company, the Guarantors and FUCC, as Agent

99.3                       Pledge Agreement dated as of June 9, 1998 among the
                           Company, the Guarantors and FUCC, as Agent

99.4                       Press release of the Company dated June 9, 1998